Registration No. 033-62173

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 033-62173

UNDER

THE SECURITIES ACT OF 1933

XETA TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-1130045
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1814 West Tacoma

Broken Arrow, Oklahoma 74012

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

XETA Corporation Employee Stock Option Plan

Stock Option Agreement between XETA Corporation and Donald Duke

Stock Option Agreement between XETA Corporation and Robert Hisrich

Stock Option Agreement between XETA Corporation and Jack R. Ingram

Stock Option Agreement between XETA Corporation and Donald E. Reigel

Stock Option Agreement between XETA Corporation and Darlene Schriner

Stock Option Agreement between XETA Corporation and Ronald L. Siegenthaler

(Full title of the Plans)

Arunas A. Chesonis

Chairman, President and Chief Executive Officer

PAETEC Holding Corp.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

(585) 340-2500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies of Correspondence to:

Mary K. O’Connell

Executive Vice President, General Counsel and Secretary

PAETEC Holding Corp.

One PAETEC Plaza

600 Willowbrook Office Park

Fairport, New York 14450

(585) 340-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑

EXPLANATORY STATEMENT—DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-8 (Registration No. 033-62173) previously filed by XETA Technologies, Inc., an Oklahoma corporation (the “Company”), on August 28, 1995, as amended. The Registration Statement, as amended, registered 1,812,744 shares of the Company’s common stock.

On February 8, 2011, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PAETEC Holding Corp., a Delaware corporation (“PAETEC”) and Hera Corporation, an Oklahoma corporation (“Hera”). Pursuant to the Merger Agreement, on May 31, 2011, Hera merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect wholly-owned subsidiary of PAETEC.

As a consequence of the Merger, the Company has terminated all offerings of its securities under its existing registration statements on Form S-8, including this Registration Statement. Accordingly, and in accordance with the undertakings made by the Company in this Registration Statement, the Company is filing this Post-Effective Amendment No. 3 to this Registration Statement to terminate the effectiveness of this Registration Statement, and hereby removes from registration all securities that had been registered under this Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, XETA Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairport, State of New York, on this 10th day of June, 2011.

XETA TECHNOLOGIES, INC.

By:	/S/ ARUNAS A. CHESONIS
Name:	Arunas A. Chesonis
Title:	Chairman, President and Chief Executive Officer (Duly Authorized Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 2011.

Signature	Title

/S/ ARUNAS A. CHESONIS Arunas A. Chesonis	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ KEITH M. WILSON Keith M. Wilson	Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/S/ MARY K. O’CONNELL Mary K. O’Connell	Director, Senior Vice President, General Counsel and Secretary

/S/ ALGIMANTAS K. CHESONIS Algimantas K. Chesonis	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)